As filed with the Securities and Exchange Commission on December 8, 2014
Registration No. 333-194475

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Melrose Bancorp, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	47-0967316
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

638 Main Street
Melrose, Massachusetts  02176
(781) 665-2500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Mr. Jeffrey D. Jones
President and Chief Executive Officer
638 Main Street
Melrose, Massachusetts 02176
(781) 665-2500
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Steven Lanter, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000

Sales to the public of the common stock of Melrose Bancorp, Inc. (the “Registrant”) pursuant to this Registration Statement concluded on October 21, 2014. No further sales of the Registrant’s common stock will be made pursuant to this registration statement.

This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 750,846 shares of the common stock, par value $0.01 per share (the “Common Stock”), of Melrose Bancorp, Inc. (the “Registrant”), heretofore registered and offered pursuant to the terms of the Registrant’s Prospectus dated August 12, 2014.  The remaining 2,829,579 shares registered pursuant to this Registration Statement on Form S-1 have been issued in accordance with the Prospectus.

The Registrant has determined that no further shares of the Common Stock will be offered, sold, issued and/or exchanged pursuant to the Prospectus. The Registrant therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melrose, Commonwealth of Massachusetts on December 8, 2014.

MELROSE BANCORP, INC.

By:           /s/ Jeffrey D. Jones
 Jeffrey D. Jones
 President and Chief Executive Officer
 (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Melrose Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Jeffrey D. Jones as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Jeffrey D. Jones may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Jeffrey D. Jones shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Jeffrey D. Jones Jeffrey D. Jones	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2014

/s/ Diane Indorato Diane Indorato	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	December 8, 2014

/s/ Frank Giso III Frank Giso III	Chairman of the Board	December 8, 2014

/s/ Candy Brower Candy Brower	Director	December 8, 2014

William C. Huntress, III William C. Huntress, III	Director	December 8, 2014

Elizabeth McNelis Elizabeth W. McNelis	Director	December 8, 2014

/s/ F. Peter Waystack F. Peter Waystack	Director	December 8, 2014

/s/ Alan F. Whitney Alan F. Whitney	Director	December 8, 2014